Exhibit 4.7
                                                                     -----------

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


                                      AMONG

                              QUEST CHEROKEE, LLC,
                                  AS BORROWER,


                             BLUESTEM PIPELINE, LLC,
                                  AS GUARANTOR,


                       THE QUEST PLEDGORS, DEFINED HEREIN,
                        AND Cherokee ENERGY Partners LLC,
                                  AS PLEDGORS,


                                  BANK ONE, NA,
                AS ADMINISTRATIVE AGENT FOR THE REVOLVER LENDERS
                      UNDER THE REVOLVING CREDIT AGREEMENT,


                              THE REVOLVER LENDERS
           FROM TIME TO TIME PARTY TO THE REVOLVING CREDIT AGREEMENT,


                                  BANK ONE, NA,
                          AS AGENT FOR THE TERM LENDERS
                         UNDER THE TERM LOAN AGREEMENT,


                                THE TERM LENDERS
               FROM TIME TO TIME PARTY TO THE TERM LOAN AGREEMENT,


                                       AND


                                  BANK ONE, NA,
                               AS COLLATERAL AGENT


                            Dated: December 22, 2003

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

     THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of December 22, 2003 (this "Agreement"), is made and entered into by and among QUEST CHEROKEE, LLC, a Delaware limited liability company (the "Borrower"), BLUESTEM PIPELINE, LLC, a Delaware limited liability company ("Bluestem"), Quest Oil & Gas Corporation, a Kansas corporation, QUEST ENERGY SERVICE, INC., a Kansas corporation, STP CHEROKEE, INC., an Oklahoma corporation, PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation, PRODUCERS SERVICE INCORPORATED, a Kansas corporation, and J-W GAS GATHERING, L.L.C., a Kansas limited liability company (the "Quest Pledgors"), Cherokee ENERGY Partners LLC, a Delaware limited liability company ("Cherokee Partners"), Bank One, NA, a national banking association with its main office in Chicago, Illinois ("Bank One"), in its capacity as agent for the Revolver Lenders (as defined below) under the Revolving Credit Agreement (as defined below) (in such capacity, the "Revolver Agent"), the REVOLVER LENDERS, being the financial institutions parties as "Banks" to the Revolving Credit Agreement (as defined below) from time to time (the "Revolver Lenders"), Bank One, in its capacity as agent for the Term Lenders (as defined below) under the Term Loan Agreement (as defined below) (in such capacity, the "Term Agent"), the TERM LENDERS, being the financial institutions parties as "Lenders" to the Term Loan Agreement (as defined below) from time to time (the "Term Lenders"), and Bank One, as Collateral Agent under this Agreement (in such capacity, the "Collateral Agent") .

                                   WITNESSETH:

     WHEREAS, the Borrower, the Revolver Agent and the Revolver Lenders are parties to that certain Credit Agreement, dated as of even date herewith, pursuant to which the Revolver Lenders have agreed to make various credit facilities available to the Borrower in an aggregate maximum principal amount of up to $200,000,000 at any time outstanding (as amended, modified, supplemented or restated from time to time in accordance with this Agreement, the "Revolving Credit Agreement");

     WHEREAS, the Borrower, the Term Agent and the Term Lenders are parties to that certain Senior Term Second Lien Secured Credit Agreement, dated as of even date herewith, pursuant to which the Term Lenders have agreed to make a term loan to the Borrower in the aggregate principal amount of up to $35,000,000 (as amended, modified supplemented or restated from time to time in accordance with this Agreement, the "Term Loan Agreement");

     WHEREAS, in order to secure the payment and performance of the Revolver Debt (as defined below) and the payment and performance of the Term Debt (as defined below), the Borrower has granted to the Collateral Agent, as Collateral Agent for the benefit of both the Revolver Lenders and the Term Lenders, liens on and security interests in substantially all of the Borrower's assets pursuant to various Security Documents (as defined below); and

     WHEREAS, in order to secure the payment and performance of the Revolver Debt (as defined below) and the payment and performance of the Term Debt (as defined below),


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     Bluestem  has  executed and  delivered  the  Bluestem  Guaranty (as defined below) to and for the benefit of the Lenders (as defined below); and

     WHEREAS, in order to secure the payment and performance of the Revolver Debt (as defined below) and the payment and performance of the Term Debt (as defined below), the Quest Pledgors have executed and delivered the Equityholders Pledge Agreement (as defined below) to and for the benefit of the Lenders (as defined below); and

     WHEREAS, in order to secure the payment and performance of the Revolver Debt (as defined below) and the payment and performance of the Term Debt (as defined below), Cherokee Partners has executed and delivered the Cherokee Partners Pledge Agreement (as defined below) to and for the benefit of the Lenders (as defined below); and

     WHEREAS, the parties hereto now wish to set forth various agreements regarding, among other things, their relative rights in and obligations with respect to (a) the Security Documents (as defined below), (b) the Collateral (as defined below), and (c) the Bluestem Guaranty (as defined below).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.

                             ARTICLE 1. DEFINITIONS

     1.1 Certain Defined Terms. When used herein, the following terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof) :

     Affiliate: shall mean, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Company, shall mean, any director, executive officer, general partner or manager of such Company and any Person who holds ten percent (10%) or more of the voting stock, partnership interests, membership interests or other ownership interests of such Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests or partnership interests, or by contract or otherwise.

     Agreement: shall mean this Collateral Agency and Intercreditor Agreement, as amended, modified, supplemented and/or restated from time to time in accordance with this Agreement.

     Agreement Obligors: shall mean the Borrower, the Companies and Cherokee Partners, and Agreement Obligor shall mean any one of the Agreement Obligors, individually and severally.

     Asset Sale: shall have the meaning specified in Section 2.4.


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     Bank  One:  shall  have the  meaning  assigned  to such  term in the  first paragraph of this Agreement.

     Bankruptcy Code: shall mean Title 11 of the United States Code, as amended from time to time.

     Bluestem: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include the successors and permitted assigns of the entity identified as such in the first paragraph of this Agreement.

     Bluestem Guaranty: shall mean that certain Guaranty of even date herewith, executed by Bluestem for the benefit of the Lenders, pursuant to which Bluestem absolutely and unconditionally guaranteed the prompt, complete and full payment of the Master Debt and further guaranteed the proper and timely performance by the Borrower of (i) the Revolver Debt and (ii) the Term Debt, as such Guaranty may be amended, modified, supplemented and/or restated from time to time in accordance with this Agreement.

     Borrower: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include the successors and permitted assigns of the entity identified as such in the first paragraph of this Agreement.

     Business Day: shall mean a day (other than a Saturday or a Sunday) on which national banking associations are legally open for business in Dallas, Texas and Chicago, Illinois.

     Cherokee Partners: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include the successors and permitted assigns of the entity identified as such in the first paragraph of this Agreement.

     Cherokee Partners Pledge Agreement: shall mean that certain Pledge Agreement of even date herewith from Cherokee Partners to the Collateral Agent for the benefit of the Revolver Lenders and the Term Lenders, securing, inter alia, the Master Debt.

     Class of Master Debt: shall mean the aggregate of the debt and other obligations under or issued in connection with a Master Debt Agreement. All loans and other obligations outstanding under the Revolving Credit Agreement shall constitute one Class of Master Debt, and all loans and other obligations outstanding under the Term Loan Agreement shall constitute one Class of Master Debt.

     Collateral: shall mean all property of any kind or description in which the Collateral Agent for the benefit of the Revolver Lenders and the Term Lenders has, or purports to have, a Lien or other interest under any Security Document, including the Collateral Account Collateral and all amounts at any time on deposit therein, and all Proceeds of Collateral.

     Collateral Account: shall have the meaning specified in Section 4.4(a).

     Collateral Account Collateral: shall have the meaning specified in Section 4.4(a).


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


     Collateral Estate: shall mean all right, title, and interest of each Company in the Collateral granted to the Collateral Agent by the Security Documents and all rights of the Collateral Agent thereunder.

     Collateral Standstill Period: shall have the meaning set forth in Section 6.2(a).

     Collateral Agent: shall mean Bank One in its capacity as Collateral Agent and any successor appointed pursuant to Section 5.5 or Section 8.9 of this Agreement.

     Collateral  Distribution:  shall mean, (a) with respect to any  Collateral,
(i) any payment or distribution of such Collateral, and (ii) any payment or distribution of Proceeds of such Collateral, and (b) with respect to the Bluestem Guaranty, any payment or distribution by Bluestem of cash, securities or other property, whether direct, effected by set-off or otherwise, on account of the Bluestem Guaranty.

     Companies: shall mean (a) the Borrower, (b) Bluestem, (c) all present and future Subsidiaries of the Borrower and (d) the Quest Pledgors; and Company shall mean any one of the Companies.

     Distribution Date: shall mean each date for the distribution of amounts on deposit in the Collateral Account.

     Dollars and the symbol "$": shall mean the lawful money of the United States of America.

     Effective Date: shall mean the date of this Agreement.

     Enforcement Action: shall mean any action by the Term Lenders to: (i) foreclose or otherwise enforce any Lien now or hereafter existing in favor of the Collateral Agent for the benefit of the Term Lenders in any of the Collateral pursuant to any of the Security Documents, (ii) exercise as against any of the Collateral any other rights or remedies the Term Lenders may have under the Term Documents, the UCC or any other applicable law with respect to the Collateral pursuant to any of the Security Documents, or (iii) issue any written instruction, direction, request or objection pursuant to Article 4, provided however, that, notwithstanding anything to the contrary herein, the issuance of an Enforcement Notice by or on behalf of the Term Lenders shall not constitute an Enforcement Action.

     Enforcement Notice: shall mean a written notice which states that a Significant Term Default has occurred and that the Term Lenders desire to commence an Enforcement Action as a consequence thereof.

     Equityholders Pledge Agreement: shall mean that certain Pledge Agreement of even date herewith from the Quest Pledgors to the Collateral Agent for the benefit of the Revolver Lenders and the Term Lenders, securing, inter alia, the Revolver Debt and the Term Debt.

     Event of Default: shall mean any "Event of Default," as defined in the Revolving Credit Agreement, and/or any "Default," as defined in the Term Loan Agreement.


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


     Hedging   Obligations:   shall  mean,  with  respect  to  any  Person,  the
obligations of such Person with respect to Hedging Transactions.

     Hedging Transaction: shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any one or more of the Companies which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     Lenders: shall mean the Revolver Lenders and the Term Lenders, and their respective successors and assignees.

     Letters of Credit: shall mean letters of credit (as defined in the UCC) issued under the Revolving Credit Agreement.

     Lien: shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing) .

     Master Debt: shall mean, collectively, the Revolver Debt and the Term Debt.

     Master Debt Agreements: shall mean the Revolving Credit Agreement and the Term Loan Agreement.

     Master Debt Documents: shall mean the Revolver Documents and the Term Documents.

     Master Debt Outstanding: shall mean, at any date of determination, the total outstanding amount of all Master Debt; provided, however, that, for purposes of determining the amount of all Revolver Hedging Obligations as of such date, Master Debt Outstanding shall only include the Revolver Hedging Liabilities.

     Master Debt Guaranty: shall mean, individually and collectively, (a) the Bluestem Guaranty, and (b) each other and additional guarantee at any time executed by any Person for the benefit of the Lenders (or any of them) for the purpose of guaranteeing the payment of the Master Debt and the performance by the Borrower of (i) the "Obligations," as defined in the Revolving Credit Agreement, and (ii) the "Obligations," as defined in the Term Loan Agreement.

     Moody's: shall mean Moody's Investors Services, Inc.


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     Notice of Event of Default: shall mean a written certification delivered in accordance with Section 4.2(b) hereof certifying that an Event of Default has occurred and is continuing.

     Paid in Full: shall mean, with respect to the Revolver Debt, payment in full in cash of such Revolver Debt and the termination of all commitments of the Revolver Lenders to lend or otherwise extend credit pursuant to the Revolver Documents.

     Permitted Investment: shall mean investments in (a) direct obligations of the United States, or any Person for which investments are guaranteed by the full faith and credit of the United States, maturing in twelve months or less from the date of acquisition thereof, including repurchase agreements entered into with banks or trust companies described in clause (c) below having a term of less than one year and fully collateralized by such obligations; (b) commercial paper and bankers' acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition, are rated A-2 or better by S&P and P-2 or better by Moody's; (c) time deposits or certificates of deposit maturing within one year from the date such investment is made and issued by a bank or trust company or any branch of any Lender, which bank, trust company or branch is organized under the laws of the United States or any state thereof, having capital, surplus, and undivided profits aggregating at least $250,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A-2 by S&P or P2 by Moody's; and (d) investments in money market funds which invest solely in the types of investments described in paragraphs (a) through (c) above.

     Person: shall mean a corporation, business trust, joint stock company, trust, joint venture, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof, governmental agency, or other entity of whatever nature.

     Potential Default: shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

     Proceeding: shall mean any voluntary or involuntary (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition or any other similar proceeding relating to the Borrower or any of its properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of the Borrower or appointment of a custodian, receiver, trustee or other officer with similar powers, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of the Borrower or (d) other marshaling of the assets of the Borrower.

     Proceeds: shall mean all "proceeds" as such term is defined in Section 9-102 of the UCC and all present and future proceeds of any Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of or other realization upon any Collateral, the proceeds of any casualty or condemnation of any Collateral (including proceeds of property insurance and condemnation awards), all claims of the Borrower or any of its


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Subsidiaries  against third parties for impairment,  loss, damage, or impairment of the value of any Collateral, and all rights of the Borrower or any of its Subsidiaries under any insurance, indemnity, warranty, or guaranty of or for any of the foregoing, whether such proceeds are represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, goods, or otherwise, and all proceeds of such proceeds.

     Quest Pledgors: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include the respective successors and permitted assigns of each of the entities identified as such in the first paragraph of this Agreement; Quest Pledgor shall mean any one of the Quest Pledgors.

     Refinancing: shall mean any renewal or extension of any Class of Master Debt and any refinancing, replacement or substitution in whole or in part of the Master Debt of any Class of Master Debt, including any number of subsequent refinancings, replacements or substitutions of any prior Refinancings.

     Refinancing Lender: shall mean any Person which provides a Refinancing to the Borrower.

     Reimbursement Obligations: shall mean, at any time, that portion of the Revolver Debt attributable to the obligations of the Borrower under the Revolving Credit Agreement in respect of the Letters of Credit then outstanding under the Revolving Credit Agreement to reimburse amounts paid by any Revolver Lender (whether in such capacity or in its capacity as "Letter of Credit Issuer" under the Revolving Credit Agreement) in respect of any drawing or drawings under a Letter of Credit.

     Release Consent: shall mean, in connection with any Release Notice, a written consent or consents, executed by the Revolver Agent and by the Term Agent, expressly consenting to the release of the specific items of Collateral specified in such Release Notice from the Liens held by the Collateral Agent pursuant to the Security Documents, in form and substance satisfactory to the Collateral Agent in its sole discretion.

     Release Notice: shall mean a written notice, signed by a Responsible Officer of the Borrower, which requests the release of the specific items of Collateral specified in such notice from the Liens held by the Collateral Agent pursuant to the Security Documents, and which certifies to the Collateral Agent that such Collateral is properly permitted to be disposed of by a Company in a transaction contemplated and permitted under each Master Debt Agreement and that the Borrower and/or such Company, as the case may be, is entitled under the terms of the Master Debt Agreements to have such specific items of Collateral released from such Liens in connection with consummation of such transaction.

     Required Majority: shall mean the Required Percentage of each (or, if the context requires, any) Class of Master Debt then outstanding.


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     Required  Percentage:  shall mean, with respect to any Class of Master Debt and with respect to any determination in question, the percentage or number of the holder or holders of such Class of Master Debt required to make such determination under the terms of the Master Debt Agreement under which such Class of Master Debt was issued; provided, however, that (a) if no such percentage or number is specified under the terms of such Master Debt Agreement, then, (i) if there be more than two such holders, the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) of the Master Debt Outstanding with respect to such Class of Master Debt, or (ii) if there be less than three such holders, all such holders of the Master Debt Outstanding with respect to such Class of Master Debt, and (b) Hedging Obligations shall not be included in the determination of such percentage for any purpose.

     Responsible Officer: shall mean the chief executive officer, president, executive vice president, chief financial officer, treasurer, or secretary of the Borrower.

     Restricted Subsidiary: shall have the meaning assigned to such term in the Revolving Credit Agreement.

     Revolver Agent: shall mean the Person at the time in question serving in the capacity of "Administrative Agent" under the Revolving Credit Agreement, and, from and after any Refinancing of the Revolver Debt, any agent, trustee or other representative of the Refinancing Lenders effecting such Refinancing, or, in the event there is no Person serving in any such capacity, such Refinancing Lenders.

     Revolver Debt: shall mean the "Obligations," as defined in the Revolving Credit Agreement, and all principal indebtedness for loans now or hereafter made under any credit agreement for a Refinancing of such Revolver Debt (provided, however, that, although there can be Refinancings of Revolver Debt and successor credit agreements for such Refinancings, there must be only one credit agreement, loan agreement or indenture in effect at any one time for the principal indebtedness included within the Revolver Debt) .

     Revolver Documents: shall mean the Revolving Credit Agreement, the Revolver Notes, the Security Documents, the Master Debt Guaranty, and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

     Revolver Hedging Liabilities: shall mean, as of any date of determination, the sum of, if greater than zero, (i) with respect to each Revolver Hedging Obligation that is terminated and unsatisfied as of such date, (A) zero or (B) the actual liability of Borrower and its Subsidiaries as of such date as a result of the early termination of such Revolver Hedging Obligation whichever is greater, minus (ii) the actual liability, if any, of any Revolver Lender Counterparty to the Borrower and its Subsidiaries with respect to any Revolver Hedging Obligations that are terminated and unsatisfied as of such date.

     Revolver Hedging Obligation: shall mean any Hedging Obligation owed by any Company to any Revolver ----------------------------- Lender Counterparty.


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


     Revolver Lender Counterparty: shall mean each Revolver Lender or any Affiliate of a Revolver Lender counterparty to a Hedging Transaction.

     Revolver Lenders: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include (a) each Person at the time in question party as a "Bank" under the Revolving Credit Agreement, and (b) each Refinancing Lender with respect to a Refinancing of the Revolver Debt.

     Revolver Notes: shall mean those certain promissory notes issued pursuant to the Revolving Credit Agreement, as amended, modified, supplemented or restated from time to time in accordance with this Agreement.

     Revolving Credit Agreement: shall have the meaning assigned to such term in the first recital of this Agreement, and shall include any credit agreement, loan agreement or indenture setting forth the terms of any Refinancing of the Revolver Debt (provided, however, that, although there can be Refinancings of Revolver Debt and successor credit agreements for such Refinancings, there must be only one credit agreement, loan agreement or indenture in effect at any one time for the principal indebtedness included within the Revolver Debt) .

     Secured Obligations: shall mean (a) all Master Debt, and (b) all amounts payable by any Company to the Collateral Agent under the Security Documents.

     Security Documents: shall mean this Agreement and all deeds of trust, mortgages, security agreements, pledge agreements, financing statements, pledges, documents, and other instruments listed on Schedule 1 attached hereto, and all future deeds of trust, mortgages, security agreements, pledge agreements, financing statements, pledges, documents, and other instruments made by any Company in favor of the Collateral Agent for the purposes of granting Liens on property included or to be included in the Collateral Estate to secure the payment and performance of the Master Debt, in each case as amended, modified, supplemented or restated from time to time.

     Significant  Term  Default:  shall mean any Term Default (a) arising  under
Section 8.2 of the Term Loan Agreement or (b) arising under Section 8.3 of the Term Loan Agreement by reason of the Borrower's failure to comply with Section
7.22 of the Term Loan Agreement, in each case as Sections 7.22, 8.2 and 8.3 of the Term Loan Agreement are in effect on the Effective Date,

     Stated Maturity Date: shall mean December ___, 2008.

     Subsidiary: shall mean, with respect to any specified Person, any other Person of which, at the time of determination, such specified Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     S&P: shall mean Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc.

     Term Agent: shall mean the Person at the time in question serving in the capacity of "Agent" under the Term Loan Agreement, and, from and after any Refinancing of the Term Debt, any agent, trustee or other representative of the Refinancing Lenders effecting such Refinancing, or, in the event there is no Person serving in any such capacity, such Refinancing Lenders.

     Term Debt: shall mean the "Obligations," as defined in the Term Loan Agreement, and all principal indebtedness for loans now or hereafter made under any credit agreement for a Refinancing of such Term Debt (provided, however, that, although there can be Refinancings of Term Debt and successor credit agreements for such Refinancings, there must be only one credit agreement, loan agreement or indenture in effect at any one time for the principal indebtedness included within the Term Debt) .

     Term  Default:  shall  mean  a  "Default,"  as  defined  in the  Term  Loan
Agreement.

     Term Documents: shall mean, collectively, the Term Loan Agreement, the Term Notes, if any, the Security Documents, the Master Debt Guaranty, and all instruments, documents, certificates contemplated by or executed in connection with any of them.

     Term Lenders: shall have the meaning assigned to such term in the first paragraph of this Agreement, and shall include (a) each Person at the time in question party as a "Lender" under the Term Loan Agreement, and (b) each Refinancing Lender with respect to a Refinancing of the Term Debt.

     Term Loan Agreement: shall have the meaning assigned to such term in the second recital of this Agreement, and shall include any credit agreement, loan agreement or indenture setting forth the terms of any Refinancing of the Term Debt (provided, however, that, although there can be Refinancings of Term Debt and successor credit agreements for such Refinancings, there must be only one credit agreement, loan agreement or indenture in effect at any one time for the principal indebtedness included within the Term Debt) .

     Term Notes: shall mean those certain promissory notes, if any, issued pursuant to the Term Loan Agreement, as amended, modified, supplemented or restated from time to time in accordance with this Agreement.

     UCC: shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, however, that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     Withdrawal Notice: shall have the meaning specified in Section 4.2(c) hereof.

     ARTICLE 2. COLLATERAL AGENCY

     2.1 Creation of Collateral Agency. In order to provide for the creation, perfection and maintenance of all Liens granted under Security Documents and for the enforcement of the various rights and remedies set forth in the Security Documents, and to set forth the relative rights of the Lenders with regard to the Collateral and the Bluestem Guaranty as set forth herein, the Lenders hereby appoint Bank One as the Collateral Agent under this Agreement and the other Security Documents, and the Collateral Agent hereby accepts its appointment subject to the terms and conditions of this Agreement and the Security Documents. Each Company hereby reaffirms and confirms the grant of the Collateral Estate in favor of the Collateral Agent in accordance with the terms of the Security Documents and for the benefit of the Lenders as set forth therein and herein.

     2.2 Possession and Use of Collateral. So long as no Event of Default exists, each Company shall have the right to remain in possession and retain control of the Collateral (other than any Collateral for which applicable law requires that Liens on such Collateral be perfected by control or possession) in accordance with, and to the extent permitted by, the terms of the Master Debt Agreements and the terms of the Security Documents.

     2.3 Addition of Collateral to the Collateral Estate. At any time, any Company and the Collateral Agent may, without necessity of consent from the Revolver Agent, the Term Agent or any of the Lenders, enter into one or more Security Documents, in form reasonably satisfactory to the Collateral Agent: (a) to supplement or add to the covenants of such Company for the benefit of all Lenders or to surrender any right or power conferred upon any one or more of the Companies; (b) to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as additional security for the Secured Obligations; or (c) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof. The Collateral Agent, the Revolver Agent, the Term Agent and the Lenders agree that the forms of Security Documents being executed and delivered concurrently with (and dated of even date with) this Agreement are satisfactory to such parties. The Borrower will deliver or cause to be delivered to the Collateral Agent, promptly upon the execution and delivery thereof, executed counterparts of all Security Documents and all amendments and supplements thereto. The Collateral Agent shall keep all Security Documents held by it at the principal office maintained by it in Dallas, Texas, or, if none is there maintained, at its primary address for notice under this Agreement, shall provide copies of such Security Documents to the Lenders within a reasonable time after its receipt of a written request therefor, and permit any Lender or the representative thereof to inspect the same at such office during normal business hours upon reasonable prior notice.

     2.4 Releases of Collateral. In connection with the proposed sale, assignment, transfer, or other disposition of any Collateral by any Company (an "Asset Sale"), the Borrower, on behalf of such selling Company, shall deliver a Release Notice to the Collateral Agent, the Revolver Agent and the Term Agent. If (a) the Collateral Agent receives a Release Consent relative to such Release

Notice within fifteen (15) Business Days after, the delivery of such Release Notice, or (b) within fifteen (15) Business Days after the delivery of such Release Notice, the Collateral Agent shall not have received a written objection from either the Revolver Agent or the Term Agent stating that the selling Borrower is not entitled under the terms of the Revolving Credit Agreement or the Term Loan Agreement, as the case may be, to obtain the release of the Collateral specified in the Release Notice, then, in either event, the Collateral Agent shall provide for the release of the Liens with respect to such Collateral to the extent requested by the Borrower in the Release Notice, provided, however, that the effective delivery of any releases provided under this Section 2.4 shall be expressly conditioned upon the consummation of the Asset Sale to which the Release Notice relates. If, however, the Collateral Agent receives a timely written objection from the Revolver Agent or the Term Agent, the Collateral Agent may not release the Liens with respect to such Collateral, and the Collateral Agent may not take any actions requested of it by the Borrower until such objection shall be withdrawn in writing by the Revolver Agent or the Term Agent, as the case may be, or until five (5) Business Days after the Collateral Agent shall have received an order of a court of competent jurisdiction, which shall be final and no longer subject to appeal, directing it to release the Liens of the Collateral Agent with respect to such Collateral; provided, however, that, notwithstanding the foregoing, such selling Company shall not be entitled to such release, and the Collateral Agent shall not effect such release, without the prior written consent of the Revolver Agent, the Term Agent and the Required Percentage of each Class of Master Debt then outstanding if, at the time such release would otherwise be effected by the Collateral Agent, the Collateral Agent is in receipt of a Notice of Event of Default (whether given prior to or after the delivery by the Borrower or such selling Company of the Release Notice to which such release is related) for which no Withdrawal Notice withdrawing the same has been received by the Collateral Agent. Upon consummation of the Asset Sale for which a release of Liens is granted hereunder, (i) all cash Proceeds received by or owing to any Company from the sale of such released Collateral shall be immediately turned over to the Collateral Agent, together with any necessary endorsements or instruments of assignment or transfer, for deposit in the Collateral Account and distribution in accordance with the provisions of Section 4.4 hereof, and (ii) all non-cash Proceeds received by or owing to any Company from the sale of such released Collateral shall be immediately pledged to the Collateral Agent for the benefit of the Lenders pursuant to an appropriate Security Document (and, to the extent constituting instruments, securities or other property as to which perfection of the Collateral Agent's Lien thereon is established by possession pursuant to the UCC, turned over to the Collateral Agent, together with any necessary endorsements or instruments of assignment or transfer) to be held as part of the Collateral Estate hereunder as additional Collateral hereunder. Notwithstanding anything to the contrary contained herein, during the existence of any Event of Default or Borrowing Base Deficiency (in each case as defined in the Revolving Credit Agreement), the Collateral Agent will (and the Term Agent and each Term Lender hereby irrevocably authorizes the Collateral Agent to), to the extent requested by the Revolver Agent, release or otherwise terminate (pursuant to an instrument or instruments in form and substance acceptable to the Revolver Agent) the Liens securing the Term Debt with respect to any Collateral encumbered by such Liens to the extent such Collateral is the subject of an Asset Sale (to an unaffiliated third party in good faith in an arms length transaction for cash proceeds in an amount proposed by Revolver Agent and consented to by the Required Percentage of the Term Lenders, such consent not to be unreasonably withheld or delayed) and the proceeds thereof applied to the repayment of the Revolver Debt. Any covenant or other restriction in the Term Loan Agreement that is inconsistent with the provisions of the preceding sentence is hereby waived to the extent of such inconsistency such that the provisions of the preceding sentence shall prevail in the event of any conflict with the provisions of the Term Loan Agreement. Subject to the receipt of reasonable prior notice by the Collateral Agent, such releases, terminations and other instruments and agreements shall be delivered substantially contemporaneous with such sale or disposition.

     2.5 Obligations Absolute.

          (a) No Security Document, and no Master Debt Guaranty, may in any event be revoked by any Company. Each Company agrees that such Company's obligations and the obligations of such Company's Subsidiaries under the Security Documents and each Master Debt Guaranty shall not be released, diminished, or impaired by, and waives, to the fullest extent permitted by applicable law, any rights which such Company might otherwise have which relate to:

               (i) Any lack of validity or enforceability of any of the Secured Obligations, any Security Document, any Master Debt Guaranty, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of any of the Secured Obligations; any amendment, supplement, or other modification of any of the Security Documents or any Master Debt Guaranty; any release, waiver or consent granted under any of the Security Documents or any Master Debt Guaranty; or any sale, assignment, delegation, or other transfer of any of the Secured Obligations and/or any of the Security Documents or any Master Debt Guaranty;

               (ii) Any grant of any  security or support for any of the Secured

     Obligations or any impairment of any security or support for any of the Secured Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for any of the Secured Obligations or any full or partial release of any Company or any other Person liable for the payment or performance of any of the Secured Obligations; any change in the organization or structure of any Company or any other Person liable for the payment or performance of any of the
     Secured Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of any Company or any other Person liable for the payment or performance of any of the Secured Obligations;

               (iii) The manner of applying payments on any of the Secured Obligations or the proceeds of any security or support for any of the Secured Obligations against any of the Secured Obligations;

                    (iv) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.5, notice of any Potential Default or Event of Default, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of any of the Secured Obligations, notice of any sale or foreclosure of any collateral for any of the Secured Obligations, notice of any transfer of any of the Secured Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any other Company, or any other Person liable for any of the Secured Obligations, or any other notice of any kind relating to any of the Secured Obligations; or

                    (v) Any other action taken or omitted which affects any of the Secured Obligations or any of the Collateral, whether or not such action or omission prejudices any Company or increases the likelihood that any Company will be required to pay or support payment of the Secured Obligations pursuant to the terms hereof, of any of the Master Debt Guaranty, or of any of the Security Documents.

          (b) The Master Debt Guaranty and each of the Security Documents shall continue to be effective or be reinstated if any payment on the Secured Obligations must be refunded for any reason, including as a result of or by reason of any Proceeding. In the event that the Collateral Agent or any of the Lenders must refund any payment received against the Secured Obligations, any prior release from the terms of this Agreement or the other Security Documents given to any Company by the Collateral Agent in connection with such payment shall be without effect, and all such Security Documents shall be reinstated in full force and effect as to the Collateral subject to such release.

                             ARTICLE 3. MASTER DEBT

          3.1 Modification of Master Debt.

               (a) The Borrower, the Revolver Agent, and the Revolver Lenders agree that without the prior written consent of the Term Agent and the Required Percentage of the Term Lenders they will not renew, extend, modify or amend the Revolving Credit Agreement or any of the instruments or documents relating to the Revolver Debt to (i) increase the maximum principal amount of the commitments under the Revolving Credit Agreement to an amount in excess of $200,000,000, or (ii) increase the applicable margin with respect to the interest rate on any of the Revolver Debt by more than 2.00% per annum (excluding any increase resulting from the imposition of any default rate of interest in accordance with the terms of the Revolver Documents) .

               (b) The Borrower, the Term Agent, and the Term Lenders agree that without the prior written consent of the Revolver Agent and the Required Percentage of the Revolver Lenders they will not renew, extend, modify or amend the Term Loan Agreement or any of the instruments or documents relating to the Term Debt to (i) increase the maximum principal amount of the Term Debt to an amount in excess of $35,000,000 or the rate of interest on any of the Term Debt (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Term Documents), (ii) change or add any event of default or any convenant with respect to the Term Debt if the effect of such change or addition is to cause any one or more of the Term Documents to be more restrictive on any Company than such Term Documents were prior to such change or addition, (iii) change the dates upon which payments of principal or interest on the Term Debt are due, or (iv) change any redemption or prepayment provisions of the Term Debt. Furthermore, the Lien priorities provided herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of the Master Debt or any portion thereof, nor by any action or inaction which the Collateral Agent, the Revolver Agent, the Term Agent or any Lender may take or fail to take in respect of the Collateral, or otherwise, except for any release or termination executed by Collateral Agent in accordance with the terms hereof.

                    ARTICLE 4. ACTIONS REGARDING COLLATERAL

     4.1 Preservation and Maintenance of Collateral. The Collateral Agent may from time to time take action for the protection and enforcement of its rights under the Security Documents on behalf of the Lenders, but the Collateral Agent shall not be obligated to take any action under the Security Documents except that (a) the Collateral Agent shall perform such duties as are specifically set forth herein including the taking of action during an Event of Default as set forth in Section 4.2 below to the extent required thereby, and (b) the Collateral Agent shall take such action as may be reasonably requested from time to time in writing pursuant to this Agreement as long as the requested action is not prohibited by this Agreement or by any of the Security Documents, does not conflict with applicable law, and the Collateral Agent is indemnified, to its satisfaction, by the Lenders.

     4.2 Enforcement Action under the Security Documents.

          (a) The Collateral Agent shall be deemed not to have knowledge of the existence of any condition or event which constitutes an Event of Default unless notified in writing by the Revolver Agent, the Term Agent, or a Lender. The Collateral Agent shall not be under any obligation, as a result of knowledge of an Event of Default, to take any action under the provisions of any Security Document unless so directed by the Revolver Agent, the Term Agent or the Lenders in accordance with this Agreement.

          (b) Subject to Section 6.2 with respect to the Term Debt, if at any time an Event of Default exists, the Revolver Agent, the Term Agent or the Required Percentage of any Class of Master Debt shall be entitled to give the Collateral Agent and the Borrower a Notice of Event of Default hereunder. The failure to give any Notice of Event of Default hereunder shall in no way affect the validity or effectiveness of any similar or subsequent notice of default or Event of Default provided to the Borrower or to any Company under the applicable Master Debt Agreement, nor shall the failure of the Borrower to receive any Notice of Event of Default hereunder affect the validity of any request to the Collateral Agent or the ability of the Collateral Agent to exercise the rights and remedies provided in the Security Documents upon receipt of such Notice of Event of Default. The Collateral Agent shall provide copies of any Notice of Event of Default to the Revolver Agent, the Term Agent, Cherokee Partners and the Borrower within five (5) Business Days from its receipt of any such notice, but its failure to do so shall not affect the validity or effectiveness of any such Notice of Event of Default.

          (c) The Revolver Agent, the Term Agent or the Required Percentage of any Class of Master Debt may withdraw any Notice of Event of Default previously delivered by it pursuant to Section 4.2(b) above by delivering a written notice of withdrawal (a "Withdrawal Notice") to the Collateral Agent, and such Withdrawal Notice shall be effective (subject to the provisions of Section 4.2(e) ) if delivered (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Collateral, or (ii) at any time after the Collateral Agent takes any action to exercise any remedy with respect to the Collateral, if (x) the Collateral Agent reasonably determines that the exercise of any remedy or remedies with respect to the Collateral can be reversed, terminated, or withdrawn without prejudice to the Collateral Agent or any Lender, and (y) the Companies have reimbursed, or have made acceptable arrangements to reimburse, the Collateral Agent, the Revolver Agent, the Term Agent and the Lenders with respect to all costs and expenses incurred by the Collateral Agent, the Revolver Agent, the Term Agent and the Lenders in connection with the enforcement actions and the reversing or termination thereof. The Revolver Agent, the Term Agent or the Required Percentage of any Class of Master Debt shall deliver a Withdrawal Notice to the Collateral Agent with respect to any Notice of Event of Default previously delivered by it to the Collateral Agent promptly after, but only if, each Event of Default that is the subject of in such Notice of Event of Default has been waived it by instrument in writing delivered to the Borrower. The Collateral Agent shall provide copies of any Withdrawal Notice to the Revolver Agent, the Term Agent, Cherokee Partners and the Borrower within five (5) Business Days from its receipt of any such notice, but its failure to do so shall not affect the validity or effectiveness of any such Withdrawal Notice.

          (d) If a Notice of Event of Default shall have been received by the Collateral Agent from the Revolver Agent or the Required Percentage of the Revolver Debt at any time or from the Term Agent or the Required Percentage of the Term Debt after the expiration of the Collateral Standstill Period and such Notice of Event of Default shall not have been withdrawn in accordance with the provisions of Section 4.2(c) above, the Collateral Agent shall exercise such rights and remedies of the Collateral Agent under the Security Documents, institute and maintain such suits and proceedings, and take such other actions in connection therewith as the Revolver Agent may direct from time to time in writing if such Notice of Event of Default was delivered by the Revolver Agent or the Required Percentage of Revolver Debt, or the Term Agent if such Notice of Event of Default was delivered by the Term Agent or the Required Percentage of Term Debt, unless the Revolver Agent or the Required Percentage of Revolver Debt have on or prior to the end of any Collateral Standstill Period caused the Collateral Agent to commence foreclosure or other remedies under the Security Documents with respect to the Collateral and the Collateral Agent is diligently pursuing the same, in each case as permitted under the Security Documents during the existence of an Event of Default. Upon the effectiveness of any Withdrawal Notice pursuant to the terms and provisions of Section 4.2(c) above, the Collateral Agent shall discontinue and terminate, without prejudice, any enforcement action taken by the Collateral Agent with respect to such Notice of Event of Default; provided, however, that any such Withdrawal Notice shall not become effective if, within fifteen (15) Business Days after receipt by the Collateral Agent of the Withdrawal Notice, any party entitled to deliver a separate Notice of Event of Default hereunder objects to the discontinuance or termination of such enforcement action.

          (e) In the event that the Collateral Agent shall receive conflicting instructions from the Revolver Agent, the Term Agent, the Required Majority of any Class of Master Debt, and/or from Required Majorities of different Classes of Master Debt, regarding the specific action to be taken or not to be taken under the Security Documents, or the manner or timing of the exercise of any rights or remedies thereunder, the Collateral Agent shall follow the instructions received in writing from the Revolver Agent, provided, however, that after the expiration of the Collateral Standstill Period and provided the Revolver Agent or the Required Percentage of Revolver Lenders have not on or prior to the end of such period caused the Collateral Agent to commence foreclosure or other remedies under the Security Documents with respect to the Collateral and the Collateral Agent is diligently pursuing the same, the Collateral Agent shall diligently pursue (in each case, to the extent reasonably requested by the Term Agent or the Required Percentage of Term Lenders) the good faith exercise of rights and remedies under the Security Documents or applicable law with respect to the Collateral, including and if requested by the Term Agent or the Required Percentage of Term Lenders, the commencement of actions to foreclose the Collateral Agent's Liens on, or to take possession of, all or any material portion of the Collateral, the commencement of any judicial proceedings or actions against or with respect to all or any material portion of the Collateral, or the taking of any action to vacate any stay on enforcement of the Collateral Agent's Liens on any of the Collateral.

          (f) Any sale or disposition of Collateral by the Collateral Agent pursuant to any power or in accordance with any rights or remedies set forth in the Security Documents shall be in accordance with the provisions of applicable law and, with respect to any such sale or disposition effected on the provisions of the UCC applicable thereto, shall be effected in a commercially reasonable manner.

          (g) The Collateral Agent shall not be obligated to follow any written directions received pursuant to this Agreement if the Collateral Agent determines in good faith that such written directions are in conflict with any provisions of applicable law or any Security Document.

          (h) In the event the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a "Casualty"),
(a) the Term Agent and the Term Lenders hereby waive any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Casualty with respect to any Collateral; and (b) all proceeds received or to be received on account of a Casualty shall be applied in the manner or manners provided for in the Revolver Documents; and the Collateral Agent, the Term Agent and the Term Lenders agree to execute and deliver any documents, instruments, agreements or further assurances reasonably required to effectuate any of the foregoing.

     4.3 General Provisions Regarding Remedies.

          (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute. All of the powers, remedies, and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth at length therein, and all the powers, remedies, and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided. No delay or omission by the Collateral Agent in the exercise of any right, remedy, or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power, and remedy given by any Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

          (b) In the event the Collateral Agent has proceeded to enforce any right, remedy, or power under any Security Document and the proceeding for the enforcement thereof has been discontinued or abandoned for any reason or is determined adversely to the Collateral Agent, then and in every such case, each Agreement Obligor, the Collateral Agent, the Revolver Agent, the Term Agent and each Lender shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under such Security Document with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies, and power of the Collateral Agent shall continue as though no such proceeding was taken.

          (c) All rights of action and rights to assert claims upon or under the Security Documents may be enforced by the Collateral Agent without the possession of any Master Debt Agreement or other instruments which manifest the Master Debt or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceedings instituted by the Collateral Agent shall be brought in its name as Collateral Agent for the benefit of the Lenders and any recovery of and from any judgment shall be held as part of the Collateral Estate. Each Agreement Obligor hereby waives, to the fullest extent permitted by applicable law, notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices in connection with the enforcement of the Master Debt, the Security Documents, and the Collateral. To the full extent each Agreement Obligor may do so, no Agreement Obligor shall insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and each Agreement Obligor hereby waives and releases the same, and all rights to a marshaling of the assets of such Agreement Obligor and the Collateral or to a sale in inverse order of alienation in the event of foreclosure of the Liens granted pursuant to the Security Documents. Each Agreement Obligor agrees not to assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents, or other matters whatsoever to defeat, reduce, or affect the right of the Collateral Agent or Lenders under the terms of the Security Documents or applicable law.

          (d) Each Agreement Obligor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act on behalf of such Agreement Obligor, in the name of such Agreement Obligor or in its own name, upon the occurrence and during the continuance of any Event of Default, to take any and all appropriate action, execute any and all documents and instruments, or institute any proceedings which the Collateral Agent, the Revolver Agent, the Term Agent and/or the Lenders deem reasonably necessary or desirable to carry out purposes and terms of any of the Security Documents. This power of attorney is a power coupled with an interest and shall be irrevocable. Each Agreement Obligor hereby ratifies all acts of such attorney-in-fact consistent with the foregoing. Any such attorney-in-fact shall not be liable for any acts or omissions, INCLUDING NEGLIGENT ACTS AND

OMISSIONS OF SUCH ATTORNEY-IN-FACT, unless they constitute the gross negligence or willful misconduct of such attorney-in-fact, but in no event shall the attorney-in-fact be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) .

          (e) Notwithstanding any other provision of any Security Document, and except as expressly set forth in this Agreement, neither the rights of the Revolver Agent, the Term Agent or any of the Lenders to receive payment on the Master Debt held by holders thereof, to institute suit for the enforcement of such payment, to initiate or participate with others in any suit, action or proceeding against any Company, including a Proceeding, to assert their respective positions as a creditor or to receive any distribution in any proceeding under or related to the Bankruptcy Code, or to otherwise exercise any right they may have in connection with such Master Debt (other than the right to enforce any Lien on the Collateral under the Security Documents, which shall in all circumstances be exercisable only in accordance with this Agreement as long as this Agreement remains in effect), nor the obligation of any Company to pay the Master Debt owing by such Company, shall be impaired or affected without the consent of the Revolver Agent, the Term Agent or such Lenders, as the case may be.

     4.4 Application of Monies by Collateral Agent.

     (a) On the date hereof there shall be established and, at all times thereafter until the Collateral Estate has been terminated, there shall be maintained by the Collateral Agent a deposit account (the "Collateral Account") which shall be maintained with the Collateral Agent at the principal office maintained by it in Dallas, Texas, or, if none is there maintained, at its primary address for notice under this Agreement. To secure the prompt and complete payment, when due, and the observance and performance of all terms, covenants, and agreements relating to all Secured Obligations, each Agreement Obligor hereby assigns and pledges to the Collateral Agent for the benefit of the Lenders, and grants to the Collateral Agent for the benefit of the Lenders a security interest in, all of the right, title, and interest of such Agreement Obligor in and to the following property, whether presently existing or hereafter arising or acquired (the "Collateral Account Collateral") : the Collateral Account, all cash deposited therein, all certificates and instruments, if any, from time to time representing the Collateral Account; all investments from time to time made pursuant to Section 4.4(b) below; all notes, certificates of deposit, and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent in substitution for, or in addition to, any or all of the then existing Collateral Account Collateral; all interest, dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral Account Collateral; and to the extent not covered above, all Proceeds of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy
Code) . All right, title, and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account and other Collateral Account Collateral shall constitute part of the Collateral Estate. The Collateral Account Collateral and Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent and shall be held for the benefit of the Lenders as their respective interests appear.

          (b) All money and other Proceeds received by the Collateral Agent in respect of any Collateral, including (i) Proceeds derived from Asset Sales, (ii) Proceeds derived from the exercise of any right or remedy with respect to any of the Collateral conferred upon the Collateral Agent under the terms of any Security Document or otherwise available to the Collateral Agent at law or in equity, (iii) Proceeds derived from any assignment of production and from any assignment of rents, (iv) insurance proceeds and condemnation proceeds, (v) amounts received as a result of set off by the Collateral Agent, collections of accounts, instruments, chattel paper and other receivables, (vi) Proceeds from public or private sale or other disposition of any Collateral in accordance with the terms of any applicable Security Document or otherwise permitted by applicable law, (vii) Proceeds of any judicial or non-judicial foreclosure proceedings (or conveyance in lieu thereof), and (viii) all amounts paid over to the Collateral Agent pursuant to Section 6.1(b), shall be deposited in or credited to the Collateral Account. Any Proceeds deemed not appropriate at the time of receipt for deposit or credit to the Collateral Account shall be held by the Collateral Agent for the benefit of the Lenders until such time as cash proceeds are realized therefrom or the Collateral Agent deems such Proceeds appropriate for deposit or credit to the Collateral Account. All funds in the Collateral Account shall be invested, reinvested, and liquidated (at the risk and expense of the Companies) in accordance with instructions given to the Collateral Agent by (i) the Borrower, prior to a Notice of Event of Default having been received by the Collateral Agent, or (ii) the Revolver Agent and the Term Agent subsequent to a Notice of Event of Default having been received by the Collateral Agent, provided, however, that if the Collateral Agent receives conflicting instructions from the Revolver Agent and the Term Agent, the Collateral Agent shall comply with the instructions of the Revolver Agent for so long as any Revolver Debt remains outstanding, and provided further that, in all circumstances, all investments shall be Permitted Investments. The Collateral Agent shall not be liable for any loss resulting from any Permitted Investment or the sale or redemption thereof in accordance with the preceding sentence. If and when cash is required for disbursement in accordance with this Agreement, the Collateral Agent is authorized, to the extent necessary, to cause Permitted Investments to be sold or otherwise liquidated in such manner as the Collateral Agent shall deem appropriate.

          (c) Prior to any Notice of Event of Default having been received by the Collateral Agent, all amounts in the Collateral Account shall be held by the Collateral Agent for the benefit of the Lenders until the Borrower requests the release thereof. Any such request by the Borrower shall be made in writing, delivered to the Collateral Agent, the Revolver Agent and the Term Agent, and shall be accompanied by a certificate of a Responsible Officer of the Borrower specifying (i) the use for the funds released and stating that the funds shall be used for the specified purpose, (ii) that the release is permitted under the terms of all Master Debt Agreements, (iii) that no Potential Default or Event of Default then exists, and (iv) that the release, if granted, would not reasonably be expected to cause or result in the occurrence of an Event of Default. If the Collateral Agent does not receive an objection from the Revolver Agent or the Term Agent within fifteen (15) Business Days after such request is delivered stating that the release would violate the terms of a Master Debt Agreement or result in an Event of Default, then the Collateral Agent shall release the funds or other items of Collateral as requested by the Borrower. If, however, an objection is received by the Collateral Agent, then the Collateral Agent shall retain the funds or other property in the Collateral Account until such time as
(i) the objection is withdrawn, (ii) distributions are made under paragraph (d) below, or (iii) the

Collateral Agent shall have received a final order of a court of competent jurisdiction, no longer subject to appeal, directing it to release the funds or property.

          (d) After any Notice of Event of Default having been received by the Collateral Agent and such notice not having been withdrawn, all moneys and property held or received by the Collateral Agent in the Collateral Account shall be held in the Collateral Account for the benefit of the Lenders and, upon request of the Revolver Agent prior to the Stated Maturity Date, and thereafter upon the request of the Revolver Agent, the Term Agent or any Required Majority of the Term Debt and to the extent available for distribution, shall be distributed from time to time by the Collateral Agent in the following order of priority:

     First: to the Collateral Agent in an amount equal to all amounts due and unpaid to it as of such Distribution Date pursuant to Section 5.3 and
     Section 5.4 and all other amounts due and unpaid it under the terms of the Security Documents as of such Distribution Date, including all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with any sale, disposition, or other attempt to realize upon all or any part of the Collateral (and to the extent any such amounts have been previously paid on behalf of the Companies under Section 5.3, Section 5.4 or otherwise by other Persons to reimburse such Persons) ;

     Second: to the Revolver Agent for the benefit of the Revolver Lenders in an amount equal to the full amount of the Revolver Debt then outstanding, whether or not due and payable; provided, however, that with respect to all cash collateralization obligations covering contingent obligations under Letters of Credit that are included in the Revolver Debt then outstanding,
     (1) rather than distributing the amounts allocable to such obligations to the holders thereof, such amounts shall be reserved in the Collateral Account (such reserve being an "L/C Reserve") and set aside for the purpose of covering Reimbursement Obligations for such Letters of Credit as they arise in connection with draws under such Letters of Credit, (2) upon any draws under such Letters of Credit that are not reimbursed when due, and at the request of the issuers of such Letters of Credit, the Collateral Agent shall distribute the ratable share of the L/C Reserve allocable to such Reimbursement Obligations to the holders of Revolver Debt, and (3) as such contingent obligations expire, the Collateral Agent shall release and deposit the portion of the L/C Reserve allocable to such obligations which have expired into the Collateral Account for general distribution in accordance with this Agreement;

     Third: to the Term Agent for the benefit of Term Lenders in an amount equal to the full amount of the Term Debt then outstanding, whether or not due and payable; and

     Fourth: any surplus then remaining shall be paid to the Borrower or its successors or assigns.

The term "unpaid" as used in this Section 4.4(d) refers: (1) in the absence of a Proceeding with respect to any Agreement Obligor, to all amounts of Secured Obligations outstanding as of Distribution Date, whether or not then due and payable, and (2) during the pendency of a Proceeding with respect to any Agreement Obligor, to all amounts with respect to such

Agreement Obligor allowed by the bankruptcy court in respect of Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), in each case, to the extent that prior distributions have not been made in respect thereof.

          (e) Notwithstanding anything herein to the contrary, the Collateral Agent shall, at all times, have the right to apply funds and property held in the Collateral Account to the payment of amounts due and unpaid to it pursuant to Section 5.3 below. Unless otherwise waived by the Revolver Agent and the Term Agent, the Collateral Agent shall provide the Borrower, the Revolver Agent and the Term Agent with fifteen (15) Business Days prior written notice of any such application of moneys or property. Further, notwithstanding anything to the contrary contained herein, the Collateral Agent, shall, at all times following the occurrence and during the continuance of any Event of Default, have the right to distribute Proceeds from an Asset Sale, net of the reasonable costs and expenses incurred by the Collateral Agent in connection with such disposition (including reasonable attorneys' fees), and all amounts paid over to the Collateral Agent pursuant to Section 6.1(b) below, to the Lenders in the same manner and to the same extent as provided in Section 4.4(d) above.

          (f) In making amounts available for distribution hereunder, the Collateral Agent may liquidate investments prior to maturity in order to make a distribution, and any resultant loss shall be for the sole account and risk of the Companies. All such distributions shall be made in cash in Dollars.

          (g)  Each  Agreement   Obligor  hereby   authorizes  and  directs  the

Collateral Agent to comply, and the Collateral Agent agrees to comply, with the terms of this Agreement regarding, and with instructions originated by the Lenders (or by the Revolver Agent and/or the Term Agent) in accordance with this Agreement directing, the disposition of funds from time to time in the Collateral Account or as to any other matters relating to the Collateral Account or any of the Collateral Account Collateral without further consent by any Agreement Obligor, but subject to the terms of this Agreement

                        ARTICLE 5. THE COLLATERAL AGENT

     5.1 Acceptance of Collateral Estate; Duties and Limitations. The Collateral Agent hereby accepts the trusts of this Agreement on behalf of and for the benefit of all Lenders, but only upon the terms set forth herein, including the following:

          (a) Except as otherwise  expressly  provided herein or in the Security

Documents, the Collateral Agent makes no representation and has no responsibility as to the validity of the Security Documents, the sufficiency or value of the Collateral, the title to the Collateral, or verification of the sufficiency or continuation of any insurance in respect thereof;

          (b) the Collateral Agent may rely and shall be protected in acting upon any resolution, certificate, opinion, consent, or other document reasonably believed by it to be genuine and to have been executed or presented by the proper party or parties and, without limiting the foregoing, (i) in making any payment or in taking any other action hereunder in respect of any Master Debt, the Collateral Agent may rely upon a certificate signed by the Term

Agent or the Revolver Agent, as appropriate, with respect to the ownership of each such Class of Master Debt and the amounts due thereunder, and (ii) whenever in the administration of its duties hereunder, the Collateral Agent deems it reasonably necessary for a matter to be proved or established prior to taking any action hereunder, the Collateral Agent may request a certification from such party or parties regarding such matter as it deems appropriate in its reasonable discretion and upon which the Collateral Agent shall be protected in relying; and

          (c) the Collateral Agent shall be under no liability with respect to any action or omission taken in accordance with this Agreement or for any other action or omission of the Collateral Agent, INCLUDING NEGLIGENT ACTIONS OR OMISSIONS OF THE COLLATERAL AGENT (except that nothing contained herein shall relieve the Collateral Agent from liability for its own gross negligence or willful misconduct), and in no event shall the Collateral Agent be liable for special, indirect, or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) .

     5.2 Limitation of Scope of Duties. Beyond its duties set forth in this Agreement and the other Security Documents as to the perfection of Liens against, and the custody and preservation of Collateral, which are for the benefit of the Lenders, and the accounting to the Borrower, the Revolver Agent, the Term Agent and the Lenders for moneys received and moneys distributed by it hereunder and thereunder, the Collateral Agent shall not have any duty to any Agreement Obligor, the Revolver Agent, the Term Agent or the Lenders with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto, other than the duty to manage such funds and such Collateral in the same manner it would manage its own assets.

     5.3 Expenses. Each Company and each Lender agrees to pay on demand of the Collateral Agent (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the Security Documents, including the reasonable fees and expenses of outside counsel for the Collateral Agent, (b) all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with any Release Notice, whether or not any release of Collateral is effected in connection therewith, including the reasonable fees and expenses of outside counsel for the Collateral Agent, and
(c) all out-of-pocket costs and expenses of the Collateral Agent in connection with the preservation or enforcement of rights under the Security Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Collateral Agent. Each Lender shall be liable for the foregoing only to the extent (i) that such expenses are not paid by the Companies, (ii) that such expenses are not paid or recoverable out of the Collateral, (iii) that such expenses relate to actions of the Collateral Agent acting as Collateral Agent, and (iv) of such Lender's ratable share of such expenses based upon the Master Debt Outstanding. The provisions of this Section
5.3 shall survive the repayment of the Secured Obligations and any purported termination of the Security Documents which does not expressly refer to this paragraph.

     5.4 Indemnification.

          (a) Each Company and each Lender, on behalf of themselves and all Persons claiming by, through, or under any of them, agrees to protect, defend, indemnify, and hold harmless the Collateral Agent, and its shareholders, directors, officers, employees, agents, representatives and affiliates and the shareholders, directors, officers, employees, agents, and representatives of those affiliates (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to the Security Documents or the transactions contemplated thereunder or hereunder in connection with the Collateral Agent acting in its capacity as Collateral Agent, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE AND ANY INDEMNIFIED LIABILITIES IMPOSED UPON THE INDEMNIFIED PARTY, OR ANY OF THEM, UNDER ANY THEORY OF STRICT LIABILITY, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. Each Lender shall be liable for the foregoing only to the extent (i) that any such Indemnified Liability is not paid by the Companies, (ii) that such expenses are not paid or recoverable out of the Collateral, (iii) that such Indemnified Liability relates to the actions of the Collateral Agent acting as Collateral Agent, and (iv) of such Lender's ratable share of such Indemnified Liability based upon the Master Debt Outstanding. The provisions of this paragraph shall survive the repayment of the Secured Obligations, the resignation or removal of the Collateral Agent and any purported termination of the Security Documents. In no event, however, shall Indemnified Liabilities include special or consequential losses or damages of any kind whatsoever (including but not limited to, lost profits) .

     5.5 Resignation, Removal, and Replacement of Collateral Agent.

          (a) The Collateral Agent or any successor Collateral Agent may resign at any time by giving at least thirty (30) days' prior written notice of resignation to the Borrower, the Revolver Agent, the Term Agent and each Lender, such resignation to be effective on the later of (a) the date specified in such notice or (b) the date on which a successor agrees to act as Collateral Agent hereunder and under the Security Documents. If appropriate instruments of assignment to and acceptance by a successor Collateral Agent shall not have been executed and delivered within thirty (30) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

          (b) The Required Majority may at any time remove the Collateral Agent, for or without cause, by an instrument or instruments in writing delivered to the Collateral Agent and the Borrower, and in the event the office of Collateral Agent shall become vacant for any reason, the Required Majority may appoint a successor Collateral Agent to fill such vacancy if a successor Collateral Agent has agreed to accept such position. Upon removal of any Person from the position of "Collateral Agent", such removal shall become effective on the date on which a successor agrees to act as Collateral Agent hereunder and under the Security Documents.

          (c) Upon the appointment of any successor Collateral Agent, such successor Collateral Agent shall execute, acknowledge, and deliver to the Borrower and to the retiring or removed Collateral Agent an instrument accepting such appointment, and the retiring Collateral Agent, at the expense of the Borrower, shall duly assign, transfer, and deliver to such successor Collateral Agent all rights, instruments and moneys or other Collateral (including any funds or Collateral Account Collateral then held in the Collateral Account) then held by the retiring Collateral Agent as Collateral Agent hereunder and under the Security Documents, and shall execute and deliver such other proper instruments in such form as may be reasonably requested by such successor Collateral Agent to evidence such assignment, transfer, and delivery. Upon the execution, acknowledgment and delivery of all such instruments, the successor Collateral Agent shall immediately, and without the need for any further action, succeed to all of the rights and obligations of the retiring Collateral Agent under this Agreement and the Security Documents as if originally named therein.

     5.6 Eligibility of Collateral Agent. The Collateral Agent may be either the Revolver Agent, the Term Agent or a Lender, provided, however, that such Person is willing and able to accept such appointment upon terms substantially in accord with those of this Agreement. In all other cases the Collateral Agent shall be a financial institution with assets in excess of $250,000,000. If, at any time, the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.6, the Collateral Agent shall promptly resign in the manner and with the effect specified in Section 5.5.

     5.7 Appointment of Separate or Co-Collateral Agent. The Collateral Agent may, and, upon the request of any Required Majority, shall, by an instrument in writing delivered to the Borrower and to each Lender, appoint a bank or trust company or an individual to act as separate collateral agent or co-collateral agent with respect to all or any portion of the Collateral (or all or any portion of the Master Debt) in a jurisdiction where the Collateral Agent is disqualified from acting. Such separate collateral agent or co-collateral agent shall exercise only such rights and shall have only such duties as shall be specified in the instrument of appointment. The Companies will pay the reasonable compensation and expenses of any such separate collateral agent or co-collateral agent and indemnify such person as if such Person was the Collateral Agent hereunder.

     5.8 Non-Reliance on Collateral Agent, Revolver Agent, Term Agent or Other Lenders. Each Lender agrees that it has, independently and without reliance on the Collateral Agent, the Revolver Agent, the Term Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and the Collateral, including the status of the title of such Collateral, and its own independent decision to enter into this Agreement and the Master Debt Agreement to which it is a party or under which it is legally bound. Each Lender agrees that it will independently and without reliance upon the Collateral Agent, the Revolver Agent, the Term Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking any action under this Agreement and/or the Security Documents. Except as expressly set forth herein or in the Security Documents, the Collateral Agent acting solely as Collateral Agent shall not be required to keep itself, the Revolver Agent, the Term Agent or the Lenders informed as to the performance of the Companies under this Agreement, any Master Debt Agreement or any other document, instrument or agreement, referred to or provided for herein or therein, or to inspect the properties or books of the Companies. Except as expressly provided for herein, the Collateral Agent in its capacity as Collateral Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Companies which may come into the possession of the Collateral Agent, provided, however, that the Collateral Agent shall send to each Lender, promptly upon receipt thereof, duplicates or copies of all notices, requests, and other instruments received by the Collateral Agent under or pursuant to this Agreement.

                            ARTICLE 6. SUBORDINATION

     6.1 Limited Subordination. As between the Revolver Lenders and the Term Lenders, the Term Lenders hereby acknowledge and agree, solely for the benefit of the Revolver Lenders, that:

          (a) The Liens of the Security Documents, insofar as the same secure the payment and performance of the Term Debt, are subject and subordinate to the Liens of the Security Documents, insofar as the same secure the Revolver Debt, to the extent and in the manner set forth in this Agreement; and

          (b) The rights of the Term Lenders to receive Collateral Distributions under the Bluestem Guaranty in payment of the Term Debt are subject and subordinate to the rights of the Revolver Lenders to receive Collateral Distributions under the Bluestem Guaranty in payment of the Revolver Debt, to the extent and in the manner set forth in this Agreement.

          (c) Until the Revolver Debt is Paid in Full, if the Term Agent or any Term Lender receives a Collateral Distribution under the Bluestem Guaranty on account of the Term Debt the full amount of such Collateral Distribution shall be promptly paid or delivered to the Collateral Agent to be held and distributed by the Collateral Agent as, and in the same manner as, Proceeds of Collateral in accordance with this Agreement.

     6.2 Term Debt Standstill Provisions.

          (a) Until the Revolver Debt is Paid in Full, neither the Term Agent nor any Term Lender shall, without the prior written consent of the Revolver Agent, take any Enforcement Action with respect to any of the Collateral, including issuing any notice, instruction, direction, request or objection pursuant to Article 4 (but excluding the issuance of any Enforcement Notice), until the earliest to occur of the following:

               (i) acceleration of the Revolver Debt; or

               (ii) the passage of 180 days from the delivery of an Enforcement Notice to the Revolver Agent (the "Collateral Standstill Period"), but only if any Significant Term Default described therein shall not have been cured or waived within such period.

Notwithstanding the foregoing, Term Lenders may file proofs of claim against any Agreement Obligor in any Proceeding involving such Agreement Obligor and take any of the other actions, and enforce any of the other rights and remedies, described or to which reference is made in Section 4.3(e) hereof. Any Collateral Distributions or other proceeds of any Enforcement Action obtained by Term Agent or any Term Lender prior to the time at which the Revolver Debt is Paid in Full shall be promptly paid or delivered to the Collateral Agent to be held and distributed by the Collateral Agent in accordance with this Agreement.

               (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Revolver Debt by Revolver Lenders such acceleration is rescinded (whether or not any existing Revolver Default has been cured or waived), then all Enforcement Actions taken by the Term Agent or any Term Lender shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this Section 6.2; provided, however, that such rescission shall not affect the determination of whether the Collateral Standstill Period has expired if an Enforcement Notice was delivered after such acceleration and a Significant Term Default exists at the time of such rescission.

     6.3 Insolvency Proceedings.

          (a) Each of the Revolver Agent and the Term Agent agrees to file, in accordance with applicable law, all filings and claims required to preserve the Master Debt under the Term Loan Agreement and the Revolving Credit Agreement in any formal insolvency Proceeding, whether under the Bankruptcy Code or state law, within the time periods required by such applicable law to preserve those debts, claims and rights, and each of the Revolver Agent (and each of the Revolver Lenders) and the Term Agent (and each of the Term Lenders) hereby irrevocably authorizes, empowers and appoints the other to execute, verify, deliver and file proofs of claim upon the failure of such other party to do so with respect to the relevant Class of Master Debt within three (3) Business Days prior to the expiration of the time to file such proof of claim; provided, however, that neither the Revolver Agent nor the Term Agent shall have the obligation to execute, verify, deliver, and/or file any such proof of claim on behalf of the other Class of Master Debt.

          (b) In the event any Proceeding is commenced by or against any Agreement Obligor, the Term Agent and the Term Lenders agree that, unless and until the Revolver Debt shall have been Paid in Full, the Term Agent and the Term Lenders, as the case may be, shall promptly pay over to the Collateral Agent any Collateral Distribution attributable to any such Proceeding in the form received for application pursuant to this Agreement, except that the Term Lenders may receive and retain (i) debt securities issued in exchange for the Term Debt and (ii) equity interests in the Borrower.

     6.4 Rights of Term Lenders. Except as expressly provided herein, nothing contained in this Agreement is intended to, nor shall it, impair or reduce the obligation of the Companies, which are absolute and unconditional, to pay the Term Debt as and when the same shall become due and payable or to comply with all of the terms and conditions of the Term Loan Agreement. No Person, including the Companies, any third party, a trustee in bankruptcy or representative of creditors, other than the Revolver Lenders shall be entitled to any benefit under this Agreement so as to claim any priority over the Term Lenders.

                          ARTICLE 7. LENDER AGREEMENTS

     7.1 Miscellaneous Security Interests. Each of the Term Agent, the Revolver Agent and each Lender agrees that it is, and shall act as, the agent and bailee for the other Lenders (without effect on the priorities established hereunder and without any liability or responsibility) to the extent reasonably necessary to perfect any security interest in Collateral required to be perfected by possession or control and which is at any time in the possession or under the control of any such Person.

     7.2 Coordination of Enforcement Efforts. Without providing any rights or benefits to any Agreement Obligor, the Revolver Agent, the Term Agent and each Lender agree that, in the event enforcement proceedings are necessary at any time after the expiration of the Collateral Standstill Period, such parties shall reasonably discuss the possibility of undertaking a coordinated enforcement process, including an effort, if advisable, to attempt to sell the Collateral assets of the Companies for fair market value as a going concern and to reasonably enter into arrangements between themselves so as to permit the ongoing operation of the business of the Companies. Failure to enter into such discussions shall in no way affect the rights and/or obligations of any party as set forth in this Agreement nor shall it entitle any party to specific performance pursuant to Section 7.4 hereof.

     7.3 Information. The Term Agent and the Revolver Agent agree to furnish to each other and to all Lenders, from time to time upon request, information and particulars as to the amounts owing by the Companies under the Master Debt
Agreements, and the Companies hereby consent to all such disclosures. The Revolver Agent and the Term Agent shall provide to each other copies of any written waivers of any Events of Default granted by it to any Agreement Obligor and copies of all amendments to their respective Master Debt Agreements.

     7.4 Specific Performance. Each of the parties to this Agreement acknowledges that the Revolver Lenders and the Term Lenders would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties to this Agreement agrees that the Revolver Lenders and the Term Lenders, and the Revolver Agent and Term Agent shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity, without the need to demonstrate any actual damage to be suffered by the party seeking such relief and without posting any bond or other security.

                            ARTICLE 8. MISCELLANEOUS

     8.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever any Agreement Obligor has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Companies unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Collateral Agent, such action shall be in the Collateral Agent's reasonable discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Person, or (b) the issuance and acceptance of any Master Debt and payment therefor. Provisions which expressly state so shall remain operative and in full force and effect unless such provisions are expressly terminated in a writing referencing those individual provisions, regardless of any purported general termination of this Agreement.

     8.2 Binding Effect; Assignment. This Agreement and the Security Documents shall be binding upon all parties hereto and thereto and their respective successors and permitted assigns. Except as expressly provided herein and in the Security Documents, such agreements shall not be construed so as to confer any right or benefit upon any Person, including a trustee in bankruptcy or any other representatives of creditors generally, other than the parties to this Agreement, the Lenders, and their respective successors and permitted assigns. The Companies may not assign their rights or delegate their duties under the Security Documents. The Collateral Agent may assign its rights and delegate its duties under the Security Documents in accordance with the terms of this Agreement.

     8.3 Modifications, Waivers and Consents. This Agreement may be amended without the consent of any Agreement Obligor if the effect of such amendment does not cause this Agreement, as so amended, to be more restrictive on any Agreement Obligor not party to such amendment than this Agreement was prior to such amendment. Unless otherwise set forth herein, all amendments, modifications, waivers, and consents under all other Security Documents shall be in writing and signed by the Companies party thereto and the Collateral Agent, acting upon the written direction of the Required Percentage of each Class of Master Debt, but if such modification, waiver, or consent adversely affects the rights, duties, or immunities of the Collateral Agent, then the Collateral Agent shall take such action only in its own discretion. Nothing herein is intended to impair the obligations of the Companies to execute documents and agreements in accordance with the respective Master Debt Agreements.

     8.4 Notices.

          (a) The Collateral Agent shall, promptly after receipt thereof; deliver to the Borrower, the Revolver Agent and the Term Agent copies of all other notices, requests, correspondence or instruments received by the Collateral Agent from any Person under or pursuant to this Agreement.

          (b) All notices, requests, correspondence, and other instruments delivered to any party hereunder shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery, or personal delivery, to such parties at the following addresses:

         If to the Collateral Agent:

         Bank One, NA, as Collateral Agent
         Mail Code IL 1-0634
         1 Bank One Plaza
         Chicago, Illinois 60670-0634
         Attention:  Jim Moore
         Telephone:        (312)  385-7057
         Facsimile:        (312)  732-4840

         With a copy to:

         Bank One, NA, as Collateral Agent
         1717 Main Street
         Fourth Floor
         Dallas, Texas 75201
         Attention:  J. Scott Fowler, Director, Capital Markets
         Telephone:        (214)  290-2162
         Facsimile:        (214)  290-2332

         If to the Revolver Agent or the Revolver Lenders:

         Bank One, NA
         1717 Main Street
         4th Floor
         Mail Code TX1-2448
         Dallas, Texas 75201
         Attention:  J. Scott Fowler

         If to the Term Agent or the Term Lenders:

         Bank One, NA
         Mail Code IL 1-0634
         1 Bank One Plaza
         Chicago, Illinois 60670-0634
         Attention:  Jim Moore
         Telephone:        (312)  385-7057
         Facsimile:        (312)  732-4840

         With a copy to:

         Bank One, NA
         1717 Main Street

         Fourth Floor
         Dallas, Texas 75201
         Attention:  J. Scott Fowler, Director, Capital Markets
         Telephone:        (214)  290-2162
         Facsimile:        (214)  290-2332

         If to the Borrower or any other Company:

         c/o Quest Resources Corporation
         5901 N. Western, Suite 200
         Oklahoma City, Oklahoma 73118
         Attention:        Jerry Cash, Chairman and Co-Chief Executive Officer
         Telephone:        (405)  840-9894
         Facsimile:        (405)  840-9897


         If to Cherokee Partners:

         _______________________________
         _______________________________
         _______________________________
         _______________________________
         Attention:        ___________________________
         Telephone:        ___________________________
         Facsimile:        ___________________________


or to such other addresses as such parties may designate to the others in writing. All such notices requests, correspondence, and other instruments shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four (4) days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Any notice required under this
Agreement to be delivered to the Companies shall be deemed duly delivered if delivered to the Borrower or another of such Companies.

     8.5 Further Assurances. Each party to this Agreement shall execute, acknowledge, and deliver all such agreements, documents and instruments and take all such further action as may be reasonably necessary in order to further effectuate the purposes and to carry out the terms of this Agreement and the Security Documents.

     8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflicts of laws.

     8.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     8.8 Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Security Documents, the terms and provisions contained in this Agreement shall be controlling.

     8.9 Termination.

          (a) This Agreement and the obligations of the parties hereunder shall terminate, and be of no further force and effect, when all amounts owed under the Master Debt Agreements have been fully and finally paid.

          (b) Except as otherwise set forth in this paragraph (b), the rights and obligations of the Revolver Lenders and the Revolver Agent under this Agreement shall terminate and be of no further force and effect when all of the Revolver Debt has been fully and finally paid. If, upon the repayment in full of the Revolver Debt, the Revolver Agent or any Revolver Lender shall then be acting as the Collateral Agent under this Agreement and not be Term Lender or be acting as Term Agent, then the Revolver Agent or such Revolver Lender, as the case may be, shall duly assign, transfer, and deliver unto the Term Agent all of the rights, instruments and moneys or other Collateral (including any funds or Collateral Account Collateral then held in the Collateral Account) then held by the Revolver Agent or such Revolver Lender as Collateral Agent hereunder and under the Security Documents, and shall execute and deliver such proper instruments in such form as may reasonably be requested by the Term Agent to evidence such assignment, transfer, and delivery. Upon the Term Agent's acceptance of the assignment, transfer, and delivery as aforesaid (i) the Term Agent shall immediately and without the need for any further action succeed to all of the rights and obligations of the Collateral Agent under the Security Documents as if originally named as such therein, (ii) the Revolver Agent and all Revolver Lenders shall be fully and finally released in writing from any and all obligations under this Agreement, and (iii) and the rights of the Revolver Agent and the Revolver Lender (each in such capacity, but not in any other capacity) hereunder shall terminate, and be of no further force and effect.

          (c) Except as otherwise set forth in this paragraph (c), the rights and obligations of the Term Lenders and the Term Agent under this Agreement shall terminate and be of no further force and effect when all of the Term Debt has been fully and finally paid. If, upon the repayment in full of the Term Debt, the Term Agent or any Term Lender shall then be acting as the Collateral Agent under this Agreement and not be Revolver Lender or be acting as Revolver Agent, then the Term Agent or such Term Lender, as the case may be, shall duly assign, transfer, and deliver unto the Revolver Agent all of the rights, instruments and moneys or other Collateral (including any funds or Collateral Account Collateral then held in the Collateral Account) then held by the Term Agent or such Term Lender as Collateral Agent hereunder and under the Security Documents, and shall execute and deliver such proper instruments in such form as may reasonably be requested by the Revolver Agent to evidence such assignment, transfer, and delivery. Upon the Revolver Agent's acceptance of the assignment, transfer, and delivery as aforesaid (i) the Revolver Agent shall immediately and without the need for any further action succeed to all of the rights and obligations of the Collateral Agent under the Security Documents as if originally named as such therein, (ii) the Term Agent and all Term Lenders shall be fully and finally released in writing from any and all obligations under this Agreement, and (iii) and the rights of the Term Agent and the Term Lender (each in such capacity, but not in any other capacity) hereunder shall terminate, and be of no further force and effect.

          (d) Notwithstanding anything to the contrary contained in this Section 8.9, upon the termination of this Agreement (i) the indemnification provisions of Section 5.4 hereof shall survive the termination of this Agreement, (ii) unless and until all obligations owed under all Master Debt Agreements have been fully and finally paid, the Security Documents (other than this Agreement) and all of the obligations of the Companies thereunder shall remain in full force and effect, (iii) the payment or distribution priorities of Section 4.4(d) shall remain in full force and effect, and (iv) the power and authority of the Collateral Agent to effect releases of Collateral in accordance with this Agreement shall survive the termination of this Agreement.

     8.10 Subsidiaries. Each Company hereby covenants and agrees that it will not, and will not permit any of its existing or future Subsidiaries to, take or fail to take any action that any Company Borrower is either required or prohibited, as the case may be, from taking under the provisions of this Agreement.

     8.11 JURY WAIVER. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                      [Signatures on the Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and attorneys-in-fact as of the day and year first above written.


                                  Bank One, NA,
                                  as Revolver Agent and as a Revolver Lender


                                  By: /s/ J. SCOTT FOWLER
                                      -------------------
                                  Name:    J. Scott Fowler
                                  Title:   Director, Capital Markets




                                 Signature Page

                                  Bank One, NA,
                                  as Term Agent and as a Term Lender


                                  By: /s/ J. SCOTT FOWLER
                                      -------------------
                                  Name:    J. Scott Fowler
                                  Title:   Director, Capital Markets



                                 Signature Page

                                  Bank One, NA,
                                  as Collateral Agent


                                  By: /s/ J. SCOTT FOWLER
                                      -------------------
                                  Name:    J. Scott Fowler
                                  Title:   Director, Capital Markets




                                 Signature Page

                                  Quest Cherokee, LLC


                                  By: /s/ JERRY CASH
                                      --------------
                                  Name:  Jerry D. Cash
                                  Title: Manager


                                  Bluestem Pipeline, LLC


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name:  Jerry D. Cash
                                  Title: Manager




                                 Signature page

                                  Quest Oil & Gas Corporation


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name: Jerry D. Cash
                                  Title:Co-Chief Executive Officer and Secretary


                                  Quest Energy Service, Inc.


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name: Jerry D. Cash
                                  Title:Co-Chief Executive Officer and Secretary


                                  STP Cherokee, Inc.


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name: Jerry D. Cash
                                  Title:Co-Chief Executive Officer and Secretary


                                  Ponderosa Gas Pipeline Company, Inc.


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name: Jerry D. Cash
                                  Title:Co-Chief Executive Officer and Secretary


                                  Producers Service Incorporated



                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name: Jerry D. Cash
                                  Title:Co-Chief Executive Officer and Secretary


                                  J-W Gas Gathering, L.L.C.


                                  By: /s/ JERRY CASH
                                      ---------------
                                  Name:  Jerry D. Cash
                                  Title: Manager


                                 Signature Page

                                  Cherokee Energy Partners LLC,


                                  By: /s/ CHRISTOPHER J. PICOTTE
                                      --------------------------
                                  Name:  Christopher J. Picottte
                                  Title: Vice President




                                 Signature Page

                                   Schedule 1
                                       to
                  Collateral Agency and Intercreditor Agreement

                               SECURITY DOCUMENTS


1.   The Equityholders Pledge Agreement.

2.   The Cherokee Partners Pledge Agreement.

3. Pledge Agreement dated December 22, 2003 from the Borrower to the Collateral Agent for the benefit of the Revolver Lenders and the Term Lenders, securing, inter alia, the Master Debt.

4. Each of the several Security Documents styled "Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production," dated December 22, 2003, from Quest Cherokee, LLC, as Mortgagor, to Bank One, NA, as Collateral Agent for Revolving Lenders and Term Lenders, as Mortgagee, or, alternatively, to J. Scott Fowler, Trustee, for the benefit of Bank One, NA, as Collateral Agent for Revolving Lenders and Term Lenders



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